                                                                     Exhibit 2.2


                            RH CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (the "Agreement") is executed and entered into effective as of the 31st day of March 2000, by and among (i) Random House TPR, Inc., a New York corporation ("RH Sub"), (ii) Random House, Inc., a New York Corporation ("RH"), (iii) The Princeton Review, Inc., a Delaware Corporation ("TPR"), (iv) John S. Katzman ("Katzman"), and (v) TPR Holdings, Inc., a Delaware corporation ("Newco").

                                    RECITALS


         A. RH Sub and Newco desire to enter into this Agreement to set forth the terms and conditions pursuant to which they have agreed to exchange RH's interests in certain limited liability companies for shares of capital stock of Newco in a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended.

         B. RH, RH Sub, TPR and Katzman are parties to a Members' Agreement, dated as of the 30th day of June, 1995 (the "Members' Agreement")

         C. In connection with the consummation of the transactions described below, RH, RH Sub, TPR and Katzman desire to terminate the Members' Agreement as hereinafter set forth in this Agreement.

                                    AGREEMENT


         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

         1. Conversion of Certain Limited Liability Company Interests Held by RH Sub into Newco Class A Common Stock. Subject to the satisfaction of the conditions set forth below in paragraph (c) of this Section 1, RH Sub hereby agrees to transfer to Newco all of its Limited Liability Company Membership Interests (the "LLC Interests") in each of Princeton Review Publishing Company, L.L.C., a Delaware limited liability company ("Publishing LLC"), Princeton Review Management, L.L.C., a Delaware limited liability company, Princeton Review Products, L.L.C. ("Products"), a Delaware limited liability company, and Princeton Review Operations, L.L.C., a Delaware limited liability company, solely in exchange for the issuance to RH Sub of the number of shares of Voting Class A Common Stock, $.01 per share par value, of Newco (the "Class A Common Stock") set forth on Schedule I hereto, as follows:

            (a) In connection with the exchange of the LLC Interests for shares of Class A Common Stock, RH Sub represents and warrants to Newco as follows:

                (i) RH Sub has a pre-existing business relationship with Newco and its affiliates and by reason of its business or financial experience is capable of evaluating the merits and risks of an investment in the shares of Class A Common Stock of Newco and of protecting its own interests in connection with such investment.

                (ii) RH Sub has not seen, received, been presented with or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertising, radio or television advertisement or any other form of advertising or general solicitation with respect to the proposed issuance and sale of the Class A Common Stock to it contemplated by this Agreement.

                (iii) RH Sub is acquiring the shares of Class A Common Stock to be issued to it at the Closing (as defined below) for investment purposes for its own account only and not with a view to or for sale in connection with any distribution of all or any part of the Class A Common Stock. No other Person will have any direct or indirect interest in or right to the shares of Class A Common Stock issued to RH Sub at the Closing.

                (iv) RH Sub is financially able to bear the economic risk of an investment in the Class A Common Stock, including a total loss of the value of such investment.

                (v) RH Sub acknowledges that the Class A Common Stock to be issued to it hereunder has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under Delaware law, the New York General Business Law, as amended, or any other applicable blue sky laws in reliance, in part, on its representations, warranties and agreements contained in this paragraph (a).

                (vi) RH Sub understands that the Class A Common to be issued to it hereunder will be "restricted securities" as defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act because such Class A Common Stock will be acquired from Newco in a transaction not involving a public offering, that such Class A Common Stock may be resold by RH Sub without registration under the Securities Act only in certain limited circumstances and that otherwise such Class A Common Stock must be held indefinitely. In this connection, RH Sub understands the resale limitations imposed by the Securities Act and is familiar with Rule 144 promulgated by the Securities and Exchange Commission, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of such Class A Common Stock.

                (vii) RH Sub acknowledges that the Class A Common Stock to be acquired by him or her hereunder is a speculative investment which involves a substantial degree of risk of loss of its entire investment in Newco, that RH Sub understands and takes full cognizance of the risk factors related to the purchase of the Class A Common Stock to be acquired by it hereunder and that Newco is newly organized and has no financial or operating history.

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
                (viii) RH Sub has received and reviewed all information it considers necessary or appropriate for the purpose of deciding whether to purchase the Class A Common Stock pursuant to the provisions of this Agreement. RH Sub has had an opportunity to ask questions of and receive answers from Newco and its representatives regarding the terms and conditions of purchase of the Class A Common Stock contemplated hereby and regarding the business, financial affairs and other aspects of Newco and has further had the opportunity to obtain all information which it deemed necessary to evaluate the investment in Class A Common Stock contemplated hereby and to verify the accuracy of information otherwise provided to it in connection with such investment.

                (ix) RH Sub is an "accredited investor" within the meaning of Rule 501 promulgated by the Securities and Exchange Commission.

                (x) RH Sub has been advised by Newco and its representatives to consult with its own attorney regarding all legal matters related to the investment in the Class A Common Stock contemplated hereby, has done so, to the extent it considers necessary and is not relying on any legal advice provided by Newco or any of its representatives in connection with the transactions contemplated hereby.

            (b) In connection with the issuance of the Class A Common Stock in exchange for the LLC Interests, Newco hereby represents and warrants to RH Sub as follows:

                (i) Newco is a newly-organized corporation which has not heretofore conducted any business operations and does not have any assets, obligations or liabilities of any type or kind and Newco is not a party to any agreement or arrangement with any person other than certain agreements entered into by Newco in connection with the initial issuance of its shares of Class A Common Stock and Class B Common Stock as contemplated by paragraph (c) of this
Section 1.

                (ii) The authorized capital stock of Newco consists of 20,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, none of which have been issued. Except as contemplated by paragraph (c) of this Section 1, there is no subscription, option, warrant, call, right, agreement or other commitment to which Newco is a party or by which Newco is bound relating to the issuance of shares of capital stock of Newco.

                (iii) The issuance and sale of the shares of Class A Common Stock at the Closing and the consummation of the other transactions related thereto to which Newco is a party have been duly and validly authorized by all necessary action on the part of Newco and no other corporate proceedings on the part of Newco are necessary to authorize such issuance and sale and such consummation.


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
                (iv) Upon the issuance thereof at the Closing, each share of Class A Common Stock issued pursuant to the provisions of this Section 1 shall be duly authorized, validly issued, fully paid and non-assessable.

            (c) The exchange of the LLC Interests for shares of Class A Common Stock shall take place at a closing (the "Closing") which will be held at the offices of Newco's counsel, Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036-6710 at 10:00 a.m. on April 1, 2000 (the "Closing Date"), subject to the satisfaction of the following conditions:

                (i) The Certificate of Incorporation and Bylaws of Newco in the forms attached hereto as Exhibits A and B, respectively, shall not have been amended or modified since the dates of their respective adoption and shall continue to be in full force and effect as of the Closing Date and RH Sub shall have received a Certificate from the Secretary of Newco dated the Closing Date to such effect.

                (ii) Simultaneously with the Closing, all of the stockholders of TPR (the "Stockholders") shall have transferred to Newco all of their shares of capital stock of TPR, solely in exchange for the issuance to them of the number of shares of Class A Common Stock and Class B Non-Voting Common Stock, par value $.01, of Newco set forth on Schedule II annexed hereto.

                (iii) Simultaneously with the Closing, the Non-Voting Members of Publishing LLC (the "Non-Voting Members") shall have transferred to Newco all of their Non-Voting Membership Interests in Publishing LLC solely in exchange for the issuance to such Non-Voting Members of the number of shares of Class B Common Stock set forth in Schedule III annexed hereto.

                (iv) The representations and warranties of RH Sub set forth in this Agreement shall be true and correct in all material respects as of the time immediately prior to the consummation of the transactions contemplated by this
Section 1 at the Closing and Newco shall have received a Certificate from RH Sub dated the Closing Date to such effect.

                (v) The representations and warranties of Newco set forth in this Agreement shall be true and correct in all material respects as of the time immediately prior to the consummation of the transactions contemplated by this
Section 1 at the Closing and RH Sub shall have received a Certificate from the Secretary of Newco dated the Closing Date to such effect.

                (vi) Simultaneously with the Closing each of the Stockholders, RH Sub and the Non-Voting Members shall have executed and delivered a Stockholders Agreement in the form of Exhibit C attached hereto with respect to their shares of Class A Common Stock and Class B Common Stock of Newco.


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
            (d) Each of RH, RH Sub, TPR and Katzman acknowledges and agrees that the provisions of the Members' Agreement or any other existing agreement among them that prohibit, limit or govern (i) the repayment on the date hereof of the indebtedness owed by Publishing to Products through the transfer to Products from Publishing of stock of Student Advantage, Inc. and the issuance to Products of new units of membership interests in Publishing or (ii) the distribution on the date hereof of a portion of the stock of Student Advantage, Inc. by Publishing to its members, are hereby irrevocably waived. Effective upon the consummation of the transactions contemplated by this Section 1 at the Closing, each of RH, RH Sub, TPR and Katzman acknowledges and agrees that (1) the Members' Agreement shall be terminated and of no further force or effect and (2) all other provisions in all agreements heretofore existing among any of the parties hereto that would preclude, limit or govern any of the transactions contemplated by this Agreement are hereby irrevocably waived.

            (e) At the Closing, RH Sub shall deliver to Newco the certificates representing the LLC Interests to be exchanged for the Class A Common Stock, duly endorsed for transfer and such certificates shall be free and clear of any liens, charges or encumbrances. At the Closing, Newco shall deliver to RH Sub a certificate representing the shares of Class A Common Stock being issued to RH Sub. If it is inconvenient for RH Sub to conduct a physical closing at the Closing, the transactions contemplated by this Section 1 may be conducted by mail or messenger service, if such a procedure is feasible, so long as all documentation is provided in accordance with the requirements of this paragraph
(e).

         2. Miscellaneous.

            (a) This Agreement may be amended, modified or supplemented only by written agreement of all of the parties hereto.

            (b) Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this paragraph
(b).

            (c) The representations and warranties of RH Sub and Newco set forth in Section 1 shall survive the Closing and will expire on the first anniversary of the Closing. RH Sub agrees to indemnify, defend and hold Newco harmless from and against any losses, liabilities, costs, expenses or other damages (including reasonable attorneys' fees) (collectively, the "Indemnified Losses") arising out of any breach of any of RH Sub's representations and warranties set forth in
Section 1 of this Agreement, Newco agrees to indemnify, defend and hold RH Sub harmless from and against any

Indemnified Losses arising out of any breach of any of Newco's representations and warranties set forth in Section 1 of this Agreement.

            (d) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

            If to RH Sub or RH, to:

                     Random House, Inc.
                     201 East 50th Street
                     New York, NY  10022
                     Attention:  Richard Sarnoff

            If to TPR, Katzman, or TPR, Holdings, Inc. to:

                     The Princeton Review, Inc.
                     2315 Broadway
                     New York, NY  10024
                     Attention:  John Katzman

            (e) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all of the other parties hereto, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

            (f) This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

            (g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (h) The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.


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
            (i) This Agreement, including the Schedules and Exhibits hereto and the documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

            (j) Except as otherwise specifically provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred by any party in connection with the Agreement and the transactions contemplated hereby will be paid by such party.


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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.



                                        Random House, Inc.

                                        By: /s/ Richard Sarnoff
                                            -----------------------



                                        Random House TPR, Inc.

                                        By: /s/ Richard Sarnoff
                                            -----------------------



                                        TPR Holdings, Inc.

                                        By: /s/ John S. Katzman
                                            -----------------------



                                        The Princeton Review, Inc.

                                        By: /s/ John S. Katzman
                                            -----------------------



                                        /s/ John S. Katzman
                                        -------------------

                                        John Katzman


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
                                   Schedule I

           Number of shares of Class A Common Stock to be issued to RH


Name                                                    Number of Shares
----                                                    ----------------
Random House TPR, Inc.                                  3,378,618 shares

                                   Schedule II


        Number of shares of Class A Common Stock and Class B Common Stock to be issued to the Stockholders of The Princeton Review, Inc.


Name                                                      Number of Shares
----                                                      ----------------
John Katzman                                              11,470,063 shares
Random House TPR, Inc.                                     3,378,618 shares
Harold Lee                                                    77,069 shares
Steven Kursar                                                 98,216 shares
Bruce Task                                                   204,928 shares
Mark Chernis                                                 120,756 shares
Alicia Ernst                                                 120,756 shares
Jay Rosner                                                   120,756 shares
Jay Shulman                                                   85,244 shares

                                  Schedule III

                    Number of shares of Class B Common Stock to be issued to the Non-Voting Members of Publishing, LLC.


Name                                                           Number of Shares
----                                                           ----------------
Charles Emmons & Charles Emmons Jr. (joint)                          24,431
The Princeton Review of Orange County, Inc.                          97,277
The Princeton Review of North Carolina, Inc.                         22,722
Lecomp Company, Inc.                                                169,614
The Princeton Review of Pittsburgh, Inc.                             18,594
The Princeton Review of Rhode Island, Inc.                           17,099
Karen Kearns                                                          3,498
The Princeton Review of Penninsula, Inc.                             61,062
The Princeton Review of St. Louis, Inc.                              25,844
The Kafiristan Blokes                                                 7,325
Elyane Harney                                                         3,465
The Princeton Review of Boston, Inc.                                150,456
The Princeton Review of New Jersey, Inc.                            291,791
TSTS, Inc.                                                          191,300
Test Services, Inc.                                                 239,114

TOTAL                                                             1,323,592

                                    Exhibits

     Exhibit A                 Certificate of Incorporation of Newco
     Exhibit B                 Bylaws of Newco
     Exhibit C                 Newco Stockholders Agreement